Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Number 333-105077-11
Additional Information Statement dated November 9, 2007
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4154.
Capital Auto Receivables Asset Trust 2007-4
Issuing Entity
$1,171,946,000 Asset Backed Notes, Class A
Capital Auto Receivables LLC
Depositor
GMAC LLC
Sponsor and Servicer
This additional information statement (this “Additional Statement”) relates to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes offered by the preliminary prospectus supplement, dated November 7, 2007 (the “Preliminary Prospectus Supplement”). Unless the context indicates otherwise, defined terms in this Additional Statement that are not otherwise defined herein have the meanings given to them in the Preliminary Prospectus Supplement. This Additional Statement should be read in conjunction with the Preliminary Prospectus Supplement. To the extent that the information directly set forth in this Additional Statement is inconsistent with the information in the Preliminary Prospectus Supplement, you should rely upon the information in this Additional Statement.

Class A Notes
	A-2 Notes	A-3 Notes	A-4 Notes
Principal Balance	$560,000,000	$310,000,000	$301,946,000
Interest Rate
Initial Distribution Date	December 17, 2007	December 17, 2007	December 17, 2007
Final Scheduled Distribution Date	December 15, 2010	December 15, 2011	May 15, 2014
Distribution Frequency	Monthly	Monthly	Monthly
Price to Public
Underwriting Discount
Proceeds to Depositor
The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and floating rate if that class has both a fixed rate and a floating rate tranche.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Additional Statement, the Preliminary Prospectus Supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital	BNP PARIBAS	JPMorgan

The information in the Preliminary Prospectus Supplement referenced above is hereby updated as follows:
TRUST
Capitalization of the Trust
The table under “The Trust—Capitalization of the Trust” on page S-12 should read:

Class A-1 Notes	$333,000,000
Class A-2 Notes	$560,000,000
Class A-3 Notes	$310,000,000
Class A-4 Notes	$301,946,000
Class B Notes	$51,757,000
Class C Notes	$23,888,000
Class D Notes	$7,963,000
Certificates	$3,982,331

Total	$1,592,536,331

WEIGHTED AVERAGE LIFE OF THE NOTES
     The table titled “Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes” following the first paragraph under “Weighted Average Life of the Notes—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” on page S-23 should read:
Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	85.71%	80.98%	74.04%	71.98%	69.88%	67.74%
1/15/2008	78.48%	71.50%	61.24%	58.20%	55.11%	51.95%
2/15/2008	71.20%	62.03%	48.58%	44.59%	40.53%	36.40%
3/15/2008	63.85%	52.59%	36.05%	31.14%	26.15%	21.07%
4/15/2008	56.45%	43.16%	23.64%	17.86%	11.97%	5.98%
5/15/2008	49.00%	33.76%	11.39%	4.76%	0.00%	0.00%
6/15/2008	41.49%	24.38%	0.00%	0.00%	0.00%	0.00%
7/15/2008	33.94%	15.04%	0.00%	0.00%	0.00%	0.00%
8/15/2008	26.33%	5.72%	0.00%	0.00%	0.00%	0.00%
9/15/2008	18.71%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2008	11.03%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2008	3.29%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	0.53	0.41	0.30	0.27	0.25	0.24
Weighted Average Life (Years) to Maturity	0.53	0.41	0.30	0.27	0.25	0.24

     The table titled “Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes” following the first paragraph under “Weighted Average Life of the Notes—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” on page S-24 should read:
Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	98.82%	94.73%
6/15/2008	100.00%	100.00%	99.57%	95.14%	90.64%	86.06%
7/15/2008	100.00%	100.00%	92.45%	87.56%	82.59%	77.53%
8/15/2008	100.00%	100.00%	85.42%	80.09%	74.67%	69.16%
9/15/2008	100.00%	97.89%	78.49%	72.74%	66.90%	60.95%
10/15/2008	100.00%	92.40%	71.65%	65.50%	59.25%	52.90%
11/15/2008	100.00%	86.93%	64.90%	58.37%	51.74%	45.00%
12/15/2008	97.32%	81.47%	58.23%	51.35%	44.36%	37.25%
1/15/2009	92.65%	76.03%	51.66%	44.45%	37.11%	29.66%
2/15/2009	87.97%	70.62%	45.19%	37.67%	30.02%	22.24%
3/15/2009	83.26%	65.23%	38.82%	31.00%	23.06%	14.98%
4/15/2009	78.51%	59.86%	32.54%	24.45%	16.24%	7.88%
5/15/2009	73.74%	54.51%	26.35%	18.02%	9.56%	0.95%
6/15/2009	68.93%	49.19%	20.27%	11.71%	3.02%	0.00%
7/15/2009	64.10%	43.88%	14.28%	5.53%	0.00%	0.00%
8/15/2009	59.27%	38.63%	8.42%	0.00%	0.00%	0.00%
9/15/2009	54.42%	33.42%	2.67%	0.00%	0.00%	0.00%
10/15/2009	49.56%	28.24%	0.00%	0.00%	0.00%	0.00%
11/15/2009	44.67%	23.08%	0.00%	0.00%	0.00%	0.00%
12/15/2009	39.74%	17.94%	0.00%	0.00%	0.00%	0.00%
1/15/2010	34.79%	12.83%	0.00%	0.00%	0.00%	0.00%
2/15/2010	29.84%	7.78%	0.00%	0.00%	0.00%	0.00%
3/15/2010	24.86%	2.75%	0.00%	0.00%	0.00%	0.00%
4/15/2010	19.87%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2010	14.92%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2010	9.99%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2010	5.06%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2010	0.17%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2010	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	1.94	1.62	1.24	1.15	1.07	1.00
Weighted Average Life (Years) to Maturity	1.94	1.62	1.24	1.15	1.07	1.00

     The table titled “Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes” following the first paragraph under “Weighted Average Life of the Notes—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” on page S-25 should read:
Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	89.50%
7/15/2009	100.00%	100.00%	100.00%	100.00%	93.92%	77.59%
8/15/2009	100.00%	100.00%	100.00%	99.07%	82.67%	66.02%
9/15/2009	100.00%	100.00%	100.00%	88.39%	71.71%	54.76%
10/15/2009	100.00%	100.00%	94.63%	77.96%	61.03%	43.83%
11/15/2009	100.00%	100.00%	84.62%	67.75%	50.62%	33.21%
12/15/2009	100.00%	100.00%	74.80%	57.77%	40.47%	22.91%
1/15/2010	100.00%	100.00%	65.17%	48.02%	30.61%	12.93%
2/15/2010	100.00%	100.00%	55.76%	38.53%	21.04%	3.28%
3/15/2010	100.00%	100.00%	46.54%	29.28%	11.75%	0.00%
4/15/2010	100.00%	95.96%	37.54%	20.29%	2.76%	0.00%
5/15/2010	100.00%	87.09%	28.80%	11.59%	0.00%	0.00%
6/15/2010	100.00%	78.36%	20.32%	3.18%	0.00%	0.00%
7/15/2010	100.00%	69.71%	12.06%	0.00%	0.00%	0.00%
8/15/2010	100.00%	61.21%	4.07%	0.00%	0.00%	0.00%
9/15/2010	91.86%	53.12%	0.00%	0.00%	0.00%	0.00%
10/15/2010	83.80%	45.43%	0.00%	0.00%	0.00%	0.00%
11/15/2010	75.70%	37.79%	0.00%	0.00%	0.00%	0.00%
12/15/2010	67.55%	30.20%	0.00%	0.00%	0.00%	0.00%
1/15/2011	59.36%	22.65%	0.00%	0.00%	0.00%	0.00%
2/15/2011	51.21%	15.22%	0.00%	0.00%	0.00%	0.00%
3/15/2011	43.03%	7.85%	0.00%	0.00%	0.00%	0.00%
4/15/2011	34.80%	0.52%	0.00%	0.00%	0.00%	0.00%
5/15/2011	26.54%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2011	18.26%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2011	9.97%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2011	1.67%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2011	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	3.30	2.92	2.35	2.20	2.06	1.92
Weighted Average Life (Years) to Maturity	3.30	2.92	2.35	2.20	2.06	1.92

     The table titled “Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes” following the first paragraph under “Weighted Average Life of the Notes—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” on page S-26 should read:
Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2007	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2008	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2009	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	93.79%
4/15/2010	100.00%	100.00%	100.00%	100.00%	100.00%	84.57%
5/15/2010	100.00%	100.00%	100.00%	100.00%	93.95%	75.73%
6/15/2010	100.00%	100.00%	100.00%	100.00%	85.40%	67.26%
7/15/2010	100.00%	100.00%	100.00%	94.91%	77.16%	59.15%
8/15/2010	100.00%	100.00%	100.00%	86.85%	69.26%	51.41%
9/15/2010	100.00%	100.00%	96.41%	79.25%	61.83%	44.15%
10/15/2010	100.00%	100.00%	89.08%	72.09%	54.84%	37.34%
11/15/2010	100.00%	100.00%	81.94%	65.16%	48.12%	30.83%
12/15/2010	100.00%	100.00%	74.98%	58.45%	41.67%	24.64%
1/15/2011	100.00%	100.00%	68.21%	51.97%	35.48%	18.76%
2/15/2011	100.00%	100.00%	61.67%	45.74%	29.59%	13.19%
3/15/2011	100.00%	100.00%	55.31%	39.75%	23.96%	7.94%
4/15/2011	100.00%	100.00%	49.15%	33.99%	18.61%	3.00%
5/15/2011	100.00%	93.07%	43.18%	28.46%	13.53%	0.00%
6/15/2011	100.00%	85.68%	37.42%	23.19%	8.74%	0.00%
7/15/2011	100.00%	78.37%	31.86%	18.15%	4.24%	0.00%
8/15/2011	100.00%	71.14%	26.52%	13.36%	0.02%	0.00%
9/15/2011	93.60%	64.30%	21.55%	8.95%	0.00%	0.00%
10/15/2011	85.63%	57.65%	16.84%	4.81%	0.00%	0.00%
11/15/2011	77.66%	51.09%	12.33%	0.91%	0.00%	0.00%
12/15/2011	69.66%	44.58%	8.01%	0.00%	0.00%	0.00%
1/15/2012	61.64%	38.14%	3.88%	0.00%	0.00%	0.00%
2/15/2012	53.79%	31.91%	0.01%	0.00%	0.00%	0.00%
3/15/2012	45.94%	25.75%	0.00%	0.00%	0.00%	0.00%

Distribution Date	0.00%	0.50%	1.20%	1.40%	1.60%	1.80%
4/15/2012	38.15%	19.72%	0.00%	0.00%	0.00%	0.00%
5/15/2012	30.50%	13.87%	0.00%	0.00%	0.00%	0.00%
6/15/2012	22.93%	8.15%	0.00%	0.00%	0.00%	0.00%
7/15/2012	15.45%	2.58%	0.00%	0.00%	0.00%	0.00%
8/15/2012	8.20%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2012	2.97%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2012	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life (Years) to Call	4.34	4.07	3.48	3.27	3.06	2.84
Weighted Average Life (Years) to Maturity	4.34	4.07	3.48	3.27	3.06	2.84
UNDERWRITING
     The table under “Underwriting—Aggregate Principal Amount to be Purchased” should read:

Underwriter	Class A-2 Notes		Class A-3 Notes		Class A-4 Notes
Barclays Capital Inc.	$		$		$
BNP Paribas Securities Corp.	$		$		$
J.P. Morgan Securities Inc.	$		$		$

Total		$560,000,000		$310,000,000		$301,946,000